As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-108880

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMUNITY FIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State of other jurisdiction of incorporation or organization)

46-0391436
(I.R.S. Employer Identification No.)

520 MAIN AVENUE
FARGO, NORTH DAKOTA 58124-0001
(Address of Principle Executive Offices and Zip Code)

COMMUNITY FIRST BANKSHARES, INC. 1996 STOCK OPTION PLAN
COMMUNITY FIRST BANKSHARES, INC. 401(k) RETIREMENT PLAN
(Full title of the Plans)

KEVIN F. AMES
Executive Vice President and Chief Financial Officer
1450 Treat Boulevard
Walnut Creek, California 94597
(808) 525-7000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Rodney R. Peck
Pillsbury Winthrop LLP
50 Fremont Street
San Francisco, California 94105

TERMINATION OF REGISTRATION
SIGNATURES

TERMINATION OF REGISTRATION

     This Post-Effective Amendment relates to the Registration Statement on Form S-8, Registration Statement No. 333-108880 filed on September 17, 2003, as it pertains to the Capital Stock of Community First Bankshares, Inc., associated with participations in the 1996 Stock Option Plan and the 401(k) Retirement Plan

     The undersigned Registrant hereby removes and withdraws from registration all securities of Community First Bankshares, Inc. registered pursuant to this Registration Statement which remain unsold.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 2, 2004.

COMMUNITY FIRST BANKSHARES, INC.
By:	/s/ Kevin F. Ames
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Kevin F. Ames, Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plan has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on December 2, 2004.

COMMUNITY FIRST BANKSHARES, INC. 401(k) RETIREMENT PLAN
By:	Community First Bankshares, Inc. Plan Administrator

By:	/s/ Kevin F. Ames
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Kevin F. Ames Executive Vice President and Chief Financial Officer